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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement No. 333-___ of RSL Communications, Ltd. on Form S-4 or our report dated March 2, 2000 (May 1, 2000 as to the summarized financial information of RSL COM U.S.A. appearing in Note
19), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, New York
May 5, 2000